EXHIBIT 4

Execution Version

IRREVOCABLE PROXY AND POWER OF ATTORNEY (this “Proxy”), dated as of June 30, 2025, and made and granted by Jennifer Gilbert (“JG”).

Section 1.               Representations and Warranties of JG. JG represents and warrants to DG with respect to herself as follows:

(a)             Power; Authority; Enforceability. JG has all requisite power and authority and full legal capacity to execute, deliver and carry out the performance of this Proxy. This Proxy has been duly and validly executed and delivered by JG and constitutes the valid and binding irrevocable proxy of JG, enforceable against JG in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity.

(b)             No Conflicts. Neither the execution and delivery by JG of this Proxy nor the compliance by JG with the terms and conditions hereof will violate, result in a breach of, or constitute a default under, in each case in any material respect, any agreement, instrument, judgment, order or decree to which JG is a party or is otherwise bound or give to others any material rights or interests (including rights of purchase, termination, cancellation or acceleration) under any such agreement or instrument.

(c)             The Covered Shares. JG is or will be the beneficial and sole record owner of the Covered Shares and will have the sole right to vote such Covered Shares, except as contemplated by this Proxy. None of such Covered Shares will be subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Covered Shares, except as contemplated by this Proxy. “Covered Shares” means any shares of common stock of Rocket Companies, Inc. (the “Company”) for which JG has beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) as of the date hereof, or may acquire beneficial ownership of in the future, including any shares acquired prior to, on or after the date hereof as a result of a stock dividend, stock split, recapitalization, combination, consolidation, reclassification, exchange or change of such shares, or other similar transaction, or upon exercise or conversion of any securities.

Section 2.               Irrevocable Proxy and Power of Attorney.

(a)             Subject to Sections 2(b)-(d) below, JG hereby irrevocably constitutes and appoints DG, with full power of substitution, her true and lawful proxy and attorney-in-fact to vote all of the Covered Shares at any meeting (and any adjournment or postponement thereof) of the Company’s stockholders and in connection with any written consent of the Company’s stockholders.

(b)             The proxy and power of attorney granted herein shall be irrevocable, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke all prior proxies granted by JG (if any) with respect to the Covered Shares. JG shall not grant to any entity or other person any proxy which conflicts with the proxy granted herein, and any attempt to do so shall be void.

(c)             DG may exercise the proxy granted herein with respect to the Covered Shares, and DG shall have the right to vote the Covered Shares at any meeting of the Company’s stockholders and in any action by written consent of the Company’s stockholders in accordance with the provisions of Section 2(a) above. Unless expressly requested by DG in writing, JG shall not vote all or any portion of the Covered Shares at any such meeting or in connection with any such written consent of stockholders. The vote, written consent or other action by DG shall control in any conflict between a vote of or written consent or other action with respect to the Covered Shares by DG and a vote of or written consent or other action by JG with respect to the Covered Shares.

(d)             All or a portion of the Covered Shares, as the case may be, shall be released from the proxy created in this Proxy upon the sale, transfer or other disposition by JG of such Covered Shares (a “Release Event”). Such release of Covered Shares hereunder shall occur automatically, without any requirement for any further act by JG or DG or the delivery of any certificate to memorialize the same. Nothing herein shall prohibit or restrict any Release Event.

Section 3.               Covenants of JG.

(a)             JG hereby agrees, while this Proxy is in effect with respect to any Covered Shares, and except as contemplated by this Proxy, (i) not to enter into any voting agreements, whether by proxy, voting agreement or other voting arrangement with respect to such Covered Shares, and (ii) not to take any action that would make any representation or warranty of JG contained herein untrue or incorrect, in each case, that would have the effect of preventing JG from performing her obligations under this Proxy.

(b)             JG shall not enter into any contract, arrangement or understanding with any entity or other person that violates or conflicts with, or would reasonably be expected to violate or conflict with, JG’s obligations under this Section 3(b).

Section 4.               [Reserved].

Section 5.               Restrictive Legend. Upon execution of this Proxy, the following legend shall be affixed to the certificates or book entry statements evidencing the Covered Shares:

THE SHARES EVIDENCED BY THIS COMMON STOCK ARE SUBJECT TO AN IRREVOCABLE PROXY AND POWER OF ATTORNEY IN FAVOR OF MR. DANIEL GILBERT. COPIES OF SUCH IRREVOCABLE PROXY AND POWER OF ATTORNEY MAY BE OBTAINED FROM THE HOLDER OF THIS COMMON STOCK OR THE SECRETARY OF THE COMPANY.

At any time contemporaneously with or after a Release Event with respect to a share legended pursuant to this Proxy, any holder of such share may surrender such common stock to the Company for removal of the legend, and the Company will duly reissue new common stock without such legend.

Section 6.               General Provisions.

(a)             Assignment. This Proxy shall not be assignable by JG.

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(b)             No Pecuniary Interest. Except as expressly set forth in this Proxy, nothing contained in this Proxy shall be deemed to vest in DG any direct or indirect pecuniary interest or incidence of pecuniary interest in of or with respect to the Covered Shares.

(c)             Severability. If any provision of this Proxy would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Proxy or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Proxy or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)             Governing Law. This Proxy shall be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to principles of conflicts of laws.

(e)             Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Proxy and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Proxy and the rights and obligations arising hereunder, brought by another party hereto or its successors or assigns shall be brought and determined exclusively in the Michigan Circuit Court of the County of Oakland and any state appellate court therefrom within the State of Michigan, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, any other state or federal court within the State of Michigan. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the courts set forth in this paragraph and agrees that it will not bring any action relating to this Proxy in any court other than such courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Proxy, (i) any claim that is not personally subject to the jurisdiction of the above named courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts and (iii) to the fullest extent permitted by applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Proxy, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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IN WITNESS WHEREOF, the undersigned has duly executed this Proxy as of the date first written above.

JENNIFER GILBERT

/s/ Jennifer Gilbert

Signed and Acknowledged:

DANIEL GILBERT

/s/ Daniel Gilbert

[Signature Page to Irrevocable Proxy]